UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2025

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
As previously disclosed, on July 7, 2022, Cardlytics, Inc. (the “Company”) and Bank of America, N.A. (“Bank of America”) entered into a General Services Agreement (the “GSA”) and related Statement of Work (the “Statement of Work”). The Company and Bank of America subsequently entered into a Statement of Work Change Order, dated May 24, 2024 (together with the GSA and Statement of Work, the “Agreements”). Pursuant to the Agreements, the Company publishes offers to Bank of America’s customers utilizing the Company’s technology platform.
On April 22, 2025, the Company received a written non-renewal notice (the “Notice”) from Bank of America related to the Agreements, which will each expire pursuant to their terms effective as of July 31, 2025 (the “Expiration Date”). Pursuant to the GSA, Bank of America has requested that the Company continue to provide uninterrupted operations under the Agreements for 180 days following the Expiration Date, i.e., through January 27, 2026 (the “Extension Period”). Pursuant to the terms of the GSA, the Extension Period can be extended by mutual agreement of the parties.
Notwithstanding the Notice, Bank of America and the Company are discussing potentially entering into a separate arrangement or agreement between the Company and Bank of America to publish the Company’s offers on Bank of America’s digital channels through other means. Even if the Company does not enter into a new arrangement or agreement with Bank of America, the Company believes the impact of the non-renewal will not be material during or after the Extension Period to its overall financial results given the revenue contribution from Bank of America, the potential to continue to deliver offers to Bank of America after the Extension Period, and supply growth from the Company’s newest and existing financial institution partners. The Company thanks Bank of America for its longstanding partnership and is committed to continuing conversations with Bank of America and working towards a mutually beneficial path forward that will allow Bank of America’s customers to continue to receive the Company’s offers.
ITEM 8.01 OTHER EVENTS
On April 16, 2025, the Company entered into an amendment (the “Amendment”) to its amended and restated loan and security agreement, dated as of September 30, 2024 (as amended to date, the “Loan Facility”), by and among the Company, certain subsidiaries of the Company named therein, and Banc of California. The Amendment amended the Loan Facility to, among other things, extend the maturity date to April 15, 2028. The Company did not borrow any funds in connection with the Amendment and continues to have $60.0 million of unused available borrowings under the Loan Facility. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.
Forward Looking Statements
This Current Report on Form 8-K includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s continuing discussions with Bank of America, the non-renewal of the Agreements and the impact thereto to the Company’s financial condition. These forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements may differ materially from the future results, performance and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. A description of the risks and uncertainties that may arise are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 12, 2025 and the Company’s other periodic reports that it files with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	April 28, 2025	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)